Exhibit 99.2

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Initiates Quarterly Dividend

BEDFORD, MA, September 28, 2016 (BUSINESSWIRE) - Progress (NASDAQ: PRGS) today announced an expanded capital allocation strategy that reflects the company’s confidence in its long-term business prospects and ability to generate consistent earnings and cash flow while expanding its commitment to return capital to shareholders.

The Progress Board of Directors has approved the initiation of a quarterly cash dividend to Progress shareholders. The first quarterly dividend of $0.125 per share of common stock will be paid on December 15, 2016 to shareholders of record as of the close of business on December 1, 2016.

Progress also intends to continue to repurchase Progress common stock under the existing $200 million authorization previously approved by the Board in March 2016.

"Our confidence in the strength of our business and free cash flow generation enable us to expand our capital allocation strategy in meaningful and lasting ways,” stated Phil Pead, president and chief executive officer. “We are pleased to be able to augment the strategic investments in our business with increased returns to shareholders.”

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the recent Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress (NASDAQ: PRGS) is a global leader in application development, empowering the digital transformation organizations need to create and sustain engaging user experiences in today's evolving marketplace. With offerings spanning web, mobile and data for on-premise and cloud environments, Progress powers startups and industry titans worldwide, promoting success one customer at a time. Learn about Progress at www.progress.com or 1-781-280-4000.
Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.